Registration No. 333-21871

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                 Post-effective
                               Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CADUS PHARMACEUTICAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                              --------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-3660391
                              --------------------
                      (I.R.S. Employer Identification No.)

           777 Old Saw Mill River Road, Tarrytown, New York 10591-6705
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

             Cadus Pharmaceutical Corporation 1993 Stock Option Plan
              Cadus Pharmaceutical Corporation 1996 Incentive Plan
              Written Compensation Contracts with Certain Employees
           Written Compensation Contracts with Non-Employee Directors
             Written Compensation Contracts with Certain Consultants
             -------------------------------------------------------
                            (Full Title of the Plan)

                                 Jeremy M. Levin
                        Cadus Pharmaceutical Corporation
                           777 Old Saw Mill River Road
                         Tarrytown, New York 10591-6705
                         ------------------------------
                     (Name and Address of Agent For Service)
                                 (914) 345-3344
                              --------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                        Copy to: Salomon R. Sassoon, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

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

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of Securities    Amount to be       Proposed Maximum            Proposed Maximum           Amount of
 to be Registered       Registered    Offering Price Per Share    Aggregate Offering Price    Registration Fee
================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted under 1993
Stock Option Plan        589,614                 $3.51(1)             $2,069,545.14                   $627.14
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
and stock
appreciation rights
which may be granted
under 1996 Incentive
Plan                     164,470                $15.50(2)                $2,549,285                 $  772.51
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of certain
options granted during
1997 under 1996
Incentive Plan           200,000                $13.375(4)               $2,675,000                   $810.61
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of certain
options granted during
1997 under 1996
Incentive Plan           100,000                $20.00(5)                $2,000,000                   $606.06
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted during 1996
under 1996 Incentive
Plan                     368,864                 $6.625(3)               $2,443,724                   $740.52
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Philip N.
Sussman under a
Written Compensation
Contract                 33,334                  $3.60                   $120,002.40                  $36.36
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John
Manfredi under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Andrew
Murphy under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jeremy
Paul under a Written
Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Lauren
Silverman under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Joshua
Trueheart under a
Written Compensation
Contract                 13,334                  $3.60                    $48,002.40                  $14.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to James S.
Rielly under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Thomas F.
Deuel under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Norman R.
Klinman under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Elliott
M. Ross under a
Written Compensation
Contract                  5,501                  $3.60                    $19,803.60                  $ 6.00
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jeremy
Thorner under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Arnold
Levine under a
Written Compensation
Contract                  6,667                  $3.60                    $24,001.20                  $ 7.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John
Ransom under a
Written Compensation
Contract                  5,040                  $3.60                    $18,144                     $ 5.50
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Christine
Klein under a
Written Compensation
Contract                  4,667                  $3.60                    $16,801.20                  $ 5.09
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Suzanne
K. Wakamoto under a
Written Compensation
Contract                  2,500                  $3.60                     $9,000                     $ 2.73
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to
Christopher Pleiman
under a Written
Compensation
Contract                  1,667                  $3.60                     $6,001.20                  $ 1.82
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Algis
Anilionis under a
Written Compensation
Contract                  1,000                  $3.60                     $3,600.00                  $ 1.09
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Anupama
K. Nadkarni under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Mitchell
Silverstein under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Michael
A. Spruyt under a
Written Compensation
Contract                    834                  $3.60                     $3,002.40                  $ 0.91
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to David
Fruhling under a
Written Compensation
Contract                    250                  $3.60                     $3,002.40                  $ 0.27
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Theodore
Altman under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Harold
First under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Carl
Icahn under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Peter
Liebert under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Robert
Mitchell under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Mark
Rachesky under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to William
Scott under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Jack
Wasserman under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

================================================================================================================
Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Samuel D.
Waksal under a
Written Compensation
Contract                 12,000                  $6.75                    $81,000                     $24.55
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to John C.
Cambier under a
Written Compensation
Contract                166,667                  $1.50                   $250,000.50                  $75.76
================================================================================================================

Common Stock, par
value $0.01 per
share, issuable upon
exercise of options
granted to Gary L.
Johnson, under a
Written Compensation
Contract                166,667                  $1.50                   $250,000.50                  $75.76
================================================================================================================

Common Stock, par
value $0.01 issuable
upon exercise of
options granted to
James R. Broach,
under a Written
Compensation
Contract                141,667                  $2.571                  $364,225.85                 $110.37
================================================================================================================

                     Total Registration Fee . . . . . . . . . . . . . .  $  4,210.33(6)

================================================================================================================

----------
(1) Calculated at the highest price at which any option granted under the 1993 Stock Option Plan is exercisable.
(2) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low trade prices of the Common Stock of Cadus Pharmaceutical Corporation as reported by the NASDAQ Stock Market on February 10, 1997.
(3) Calculated at the highest price at which any option granted during the calendar year 1996 under the 1996 Incentive Plan is exercisable.
(4) Calculated at the price at which such options granted under the 1996 Incentive Plan are exercisable.
(5) Calculated at the price at which such options granted under the 1996 Incentive Plan are exercisable.
(6) A fee of $4,202.75 was paid on February 14, 1997, in connection with the filing of the registration statement on such date. Accordingly, a fee of $7.58 is being paid in connection with the filing of this Post-Effective Amendment No. 1 to said registration statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 10th day of March, 1997.

                                       CADUS PHARMACEUTICAL CORPORATION

                                       By: s/Jeremy M. Levin
                                           -------------------------------------
                                           Jeremy M. Levin
                                           President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                          Title                     Date
      ---------                          -----                     ----
S/Jeremy M. Levin          President and Chief Executive      March 10, 1997
----------------------     Officer (Principal Executive
   Jeremy M. Levin         Officer) and Chairman of the
                           Board of Directors


S/James S. Rielly          Director of Finance, Controller,   March 10, 1997
----------------------     Treasurer and Secretary
   James S. Rielly         (Principal Financial and
                           Accounting Officer)


                           Director                           March __, 1997
----------------------
  Carl C. Icahn


                           Director                           March __, 1997
----------------------
  Theodore Altman


                           Director                           March __, 1997
----------------------
  Harold First


        *                  Director                           March 10, 1997
----------------------
  Peter Liebert


        *                  Director                           March 10, 1997
----------------------
  Robert Mitchell


        *                  Director                           March 10, 1997
----------------------
  Lawrence Muschek


                           Director                           March __, 1997
----------------------
  Mark H. Rachesky


         *                 Director                           March 10, 1997
----------------------
  Nicole Vitullo


                           Director                           March __, 1997
----------------------
  Samuel D. Waksal


        *                  Director                           March 10, 1997
----------------------
  Jack G. Wasserman


s/ Jeremy M. Levin*
----------------------
   Jeremy M. Levin,
   Attorney-in-fact


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